VILAR & GREEN ATTORNEYS AT LAW

Mark F. Vilar
Aaron L. Green

A Limited Liability Company
1450 Dorchester Drive • P.O. Box 12730
Alexandria, Louisiana 71301 (71315)
Telephone (318) 442-9533 • Fax (318) 442-9532
Toll Free (800) 640-0349
Writer’s Email: aaronavglaw.net
www.vglaw.net

December 29, 2016

OF COUNSEL R. Christopher Nevils Loren M. Lampert Jerry W. Deason, Jr. Paul Boudreaux, Jr.

VIA FEDERAL EXPRESS:

Diversified Innovative Marketing Enterprise Ltd. (DIMEVC)

2550 Akers Mill Road

Atlanta, GA 30339

ATTN: Tony 0. Beaton, Chairman and CEO

ATTN: Compton Beaton, Secretary

ATTN: Norma Beaton, Chief Financial Officer

ATTN: Patrick High- Chief Operating Officer

ATTN: Board of Directors- Diversified Innovative Marketing Enterprise, LTD.

Notice of Termination for Cause

Dear Mr. Beaton:

This correspondence shall serve as formal notice that, in accordance with Section 5.3 of the Series B Convertible Preferred Stock Purchase Agreement, as amended by the November 16, 2016 Amendment #1 (“Agreement”), Oncologix Tech, Inc. hereby Terminates the Agreement ‘For Cause” because you failed to deliver payment of $200,000 in funding for Tranche #1 by the December 20, 2016 deadline and also, the $50,000 as verbally agreed by DIMEVC to be delivered to Oncologix Tech, Inc. on December 23, 2016.

As expressly set forth in Section 5.3 of the Agreement and in the November 11, 2016 Notice of Default, Oncologix Tech, Inc. reserves all of its rights to pursue all Remedies available under applicable Louisiana Law, including the recovery of all Damages caused by your breach of the Agreement.

With kindest regards, we are

Sincerely,

VILAR & GREEN, L.L.C.

By:	/s/ Aaron L. Green
ALG/

cc:	Michael Kramarz (via e-mail only: mkramarz@oclghealth.com)
Oncologix Tech, Inc.
P.O. Box 8832
Grand Rapides, MI 49518

cc:	Harold Halman (via e-mail only: haroldhalman11@gmail.com